Exhibit 3.1

SEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TOKAI PHARMACEUTICALS, INC.

Tokai Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the present name of the Corporation is Tokai Pharmaceuticals, Inc., a Delaware corporation.

2 That the name under which the Corporation was originally incorporated is Tokai Pharmaceuticals, Inc., and the date of filing of the Corporation’s original certificate of incorporation with the Delaware Secretary of State is March 26, 2004. The Corporation’s certificate of incorporation was amended and restated with the Delaware Secretary of State on April 27, 2004, May 30, 2007, October 14, 2008, May 6, 2009, November 15, 2010 and September 9, 2011.

3. That the Board of Directors duly adopted resolutions proposing to amend and restate the Sixth Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed Seventh Amended and Restated Certificate of Incorporation is as follows:

RESOLVED, that the Sixth Amended and Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

FIRST: The name of the Corporation is Tokai Pharmaceuticals, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 173,018,331 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 155,586,141 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”), of which 4,500,000 shares have been designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”), 798,067 shares have been designated as Series B-1 Convertible Preferred Stock (“Series B-1 Preferred Stock”), 1,503,819 shares have been designated as Series B-2 Convertible Preferred Stock (“Series B-2 Preferred Stock,” and together with the Series B-1 Preferred Stock, the “Series B Preferred Stock,”), 15,999,998 shares have been designated as Series C Convertible Preferred Stock (“Series C Preferred Stock”), 29,294,828 shares have been designated as Series D-1 Convertible Preferred Stock (“Series D-1 Preferred Stock”), 3,661,846 shares have been designated as Series D-2 Convertible Preferred Stock (“Series D-2 Preferred Stock”), 42,935,192 shares have been designated as

Series D-3 Convertible Preferred Stock (“Series D-3 Preferred Stock,” and together with the Series D-1 Preferred Stock and the Series D-2 Preferred Stock, the “Series D Preferred Stock”), and 56,892,391 shares have been designated as Series E Convertible Preferred Stock (“Series E Preferred Stock”). The Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock are collectively referred to as the “Senior Preferred Stock,” and the Senior Preferred Stock and the Series A Preferred Stock and the Series B Preferred Stock are collectively referred to as the “Preferred Stock.”

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B.	AUTHORIZATION OF PREFERRED STOCK

Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein.

C.	PREFERRED STOCK

Unless otherwise indicated, references to “Sections” or “Subsections” in this Part C of this Article Fourth refer to sections and subsections of Part C of this Article Fourth.

1. Dividends.

1.1 The holders of the Senior Preferred Stock shall be entitled to receive, out of any funds legally available therefor, when and if declared by the Board of Directors, dividends at an annual rate of eight percent (8%) of the Series C Original Issue Price, Series D-1 Original Issue Price, Series D-2 Original Issue Price, Series D-3 Original Issue Price or Series E Original Issue Price (each as defined below), as applicable, per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such series of Senior Preferred Stock). The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Senior Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Senior Preferred Stock in an amount at least equal to the greater of (i) eight percent (8%) of the Series C Original Issue Price, Series D-1 Original Issue

Price, Series D-2 Original Issue Price, Series D-3 Original Issue Price or Series E Original Issue Price, as applicable, per share of Senior Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such series of Senior Preferred Stock) per year from and after the date of the issuance of such share of Senior Preferred Stock (to the extent not previously paid) and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Senior Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of such share of Senior Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Senior Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series C Original Issue Price, Series D-1 Original Issue Price, Series D-2 Original Issue Price, Series D-3 Original Issue Price or Series E Original Issue Price, as applicable; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Senior Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Senior Preferred Stock dividend. The foregoing dividend shall not be cumulative and holders of Senior Preferred Stock shall not be entitled to any accruing dividends.

1.2 The holders of the Series B Preferred Stock shall be entitled to receive, out of any funds legally available therefor, when and if declared by the Board of Directors, dividends at an annual rate of eight percent (8%) of the Series B-1 Original Issue Price or Series B-2 Original Issue Price (each as defined below), as applicable, per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such series of Series B Preferred Stock). The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock and dividends on shares of Senior Preferred Stock pursuant to Subsection 1.1 above) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Stock in an amount at least equal to the greater of (i) eight percent (8%) of the Series B-1 Original Issue Price or Series B-2 Original Issue Price, as applicable, per share of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such series of Series B Preferred Stock) per year from and after the date of the issuance of such share of Series B Preferred Stock (to the extent not previously paid) and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series B Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of such share of Series B Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series B Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series B-1 Original Issue Price or Series B-2 Original Issue Price, as applicable; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series B Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series B Preferred Stock dividend. The foregoing dividend shall not be cumulative and holders of Series B Preferred Stock shall not be entitled to any accruing dividends.

1.3 The holders of the Series A Preferred Stock shall be entitled to receive, out of any funds legally available therefor, when and if declared by the Board of Directors, dividends at an annual rate of eight percent (8%) of the Series A Original Issue Price (as defined below) per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock). The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock, dividends on shares of Senior Preferred Stock pursuant to Subsection 1.1 above and dividends on shares of Series B Preferred Stock pursuant to Subsection 1.2 above) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the greater of (i) $0.04 per share of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) per year from and after the date of the issuance of such share of Series A Preferred Stock (to the extent not previously paid) and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of such share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend. The foregoing dividend shall not be cumulative and holders of Series A Preferred Stock shall not be entitled to any accruing dividends.

1.4 The “Series E Original Issue Price” shall mean $0.62398475 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock. The “Series D-3 Original Issue Price” shall mean $0.54617142 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D-3 Preferred Stock. The “Series D-2 Original Issue Price” shall mean $0.54617142 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D-2 Preferred Stock. The “Series D-1 Original Issue Price” shall mean $0.54617142 per share, and the “Series D-1 Adjusted Original Issue Price” shall mean $0.5043 per share, each subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D-1 Preferred Stock. The “Series C Original Issue Price” shall mean $0.25 per share, and the “Series C Adjusted Original Issue Price” shall mean $0.2081 per share, each subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock. The “Series B-1 Original Issue Price” shall mean $3.383176 per share, and the “Series B-1 Adjusted Original Issue Price” shall mean $0.6581 per share, each subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-1 Preferred Stock. The “Series B-2 Original Issue Price” shall mean $4.365388 per share, and the “Series B-2 Adjusted Original Issue Price” shall mean $0.6581 per share, each subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-2 Preferred Stock. The “Series A Original Issue Price” shall mean $0.50 per share, and the “Series A Adjusted Original Issue Price” shall mean $0.6581 per share, each subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Senior Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Senior Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock, Series A Preferred Stock or Series B Preferred Stock by reason of their ownership thereof, an amount equal to the Series C Adjusted Original Issue Price, the Series D-1 Adjusted Original Issue Price, the Series D-2 Original Issue Price, the Series D-3 Original Issue Price and the Series E Original Issue Price, as applicable, plus any dividends declared but unpaid on each share of Series C Preferred Stock, Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock or Series E Preferred Stock, as applicable. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Senior Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Senior Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Senior Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2 Preferential Payments to Holders of Series B Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after the payment of all preferential amounts required to be paid to the holders of shares of Senior Preferred Stock, but before any payment shall be made to the holders of Common Stock or Series A Preferred Stock by reason of their ownership thereof, the Series B-1 Adjusted Original Issue Price or the Series Adjusted B-2 Original Issue Price, as applicable (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock), plus any dividends declared but unpaid on each share of Series B-1 Preferred Stock or Series B-2 Preferred Stock, as applicable. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Subsection 2.2, the holders of shares of Series B Preferred Stock shall share ratably (after the payment of all preferential amounts required to be paid to the holders of shares of Senior Preferred Stock) in any distribution of the assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Series B Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.3 Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after the payment of all preferential amounts required to be paid to the holders of shares of Senior Preferred Stock and Series B Preferred Stock, but before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, the Series A Adjusted Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) plus any dividends declared but unpaid on the Series A Preferred Stock. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 2.3, the holders of shares of Series A Preferred Stock shall share ratably (after the payment of all preferential amounts required to be paid to the holders of shares of Senior Preferred Stock and Series B Preferred Stock) in any distribution of the assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Series A Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.4 Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation. The aggregate amount that a holder of a share of (i) Senior Preferred Stock is entitled to receive under Subsections 2.1 and 2.4 is hereinafter referred to as the “Senior Liquidation Amount,” (ii) Series B Preferred Stock is entitled to receive under Subsections 2.2 and 2.4 is hereinafter referred to as the “Series B Liquidation Amount” and (iii) Series A Preferred Stock is entitled to receive under Subsections 2.3 and 2.4 is hereinafter referred to as the “Series A Liquidation Amount.”

2.5 Deemed Liquidation Events.

2.5.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of shares of Senior Preferred Stock representing at least seventy-five percent (75%) of the combined voting power of the outstanding shares of Senior Preferred Stock, voting as a single class in accordance with Subsection 3.1, elect otherwise by written notice sent to the Corporation at least three business days prior to the effective date of any such event:

(a) a merger or consolidation in which

(i) the Corporation is a constituent party or

(ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation;

except any such merger or consolidation involving the Corporation or a subsidiary in which (A) the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of

(1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.5.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged) and (B) the surviving or resulting corporation (or, if the surviving or resulting corporation is a wholly owned subsidiary, its parent) does not have a class of securities that is, or has been within ninety (90) days prior to such merger or consolidation, tradable on a public market or exchange; or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.5.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.5.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3 and 2.4.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 2.5.1(a)(ii) or 2.5.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the holders of shares of Senior Preferred Stock representing at least seventy-five percent (75%) of the combined voting power of the outstanding shares of Senior Preferred Stock, acting together as a single class in accordance with Subsection 3.1, so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Senior Preferred Stock at a price per share equal to the Series A Liquidation Amount, Series B Liquidation Amount and Senior Liquidation Amount, as applicable. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, (A) if the Available Proceeds are not sufficient to redeem all outstanding shares of Senior Preferred Stock, the Corporation shall redeem, prior to any redemption of any Series A Preferred Stock or Series B Preferred Stock, a pro rata portion of each holder’s shares of Senior Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts that would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Senior Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor, (B) if the Available Proceeds are not sufficient (after redemption of all the shares of Senior Preferred Stock as provided in clause A above) to redeem all outstanding shares of Series B Preferred Stock (after the redemption of the Senior Preferred Stock as provided in clause A above), the Corporation shall redeem, prior to any redemption of any Series A Preferred Stock, a pro rata portion of each holder’s shares of Series B Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts that would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series B Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor and (C) if the Available Proceeds are not sufficient (after redemption of all the shares of Senior Preferred Stock and Series B Preferred Stock) to redeem all outstanding shares of Series A Preferred Stock, the Corporation (after the redemption of the Senior Preferred Stock as provided in clause A above and the Series B Preferred Stock as provided in clause B above) shall redeem a pro rata portion of each holder’s shares of Series A Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts that would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series A Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. The provisions of Subsections 6.2 through 6.4 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Senior Preferred Stock, Series B Preferred Stock and Series A Preferred Stock pursuant to this Subsection 2.5.2(b). Prior to the distribution or redemption provided for in this Subsection 2.5.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.5.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors.

2.5.4 Allocation of Escrow. In the event of a Deemed Liquidation Event pursuant to Subsection 2.5.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3 and 2.4 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3 and 2.4 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), (i) each holder of outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, respectively, shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of

Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, as applicable, held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter and (ii) except as otherwise expressly provided in the Certificate of Incorporation, each holder of outstanding shares of Series C Preferred Stock shall be entitled to cast 0.45773175 of a vote for each share of Common Stock into which the shares of Series C Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of these series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2 Election of Directors.

(a) The holders of record of the shares of Senior Preferred Stock, exclusively and voting as a single class in accordance with Subsection 3.1, shall be entitled to elect four (4) directors of the Corporation (the “Senior Preferred Directors”). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the Senior Preferred Stock, given either at a special meeting of the holders of the Senior Preferred Stock duly called for that purpose or pursuant to a written consent of the holders of the Senior Preferred Stock. If the holders of shares of Senior Preferred Stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to the first sentence of this Subsection 3.2(a), then any directorship not so filled shall remain vacant until such time as the holders of the Senior Preferred Stock or any remaining Senior Preferred Directors elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the holders of the Senior Preferred Stock or by any remaining Senior Preferred Directors.

(b) The holders of record of the shares of Preferred Stock and Common Stock (collectively, the “Capital Stock”), exclusively and voting together as a single class in accordance with Section 3.1, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing such directors, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Capital Stock shall constitute a quorum for the purpose of electing such director. A vacancy in any directorship filled by the holders of the Capital Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Capital Stock or by any remaining director or directors elected by the holders of the Capital Stock pursuant to this Subsection 3.2(b).

3.3 Senior Preferred Stock Protective Provisions. At any time when shares of Senior Preferred Stock representing at least ten percent (10%) of the maximum number of shares of Senior Preferred Stock ever issued (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such shares) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of shares representing at least seventy-five percent (75%) of the combined voting power of the then outstanding shares of Senior Preferred Stock, voting as a single class in accordance with Subsection 3.1, given in writing or by vote at a meeting; provided, however, that no written consent or vote of the holders of shares of Senior Preferred Stock shall be required hereunder with respect to any action if such action is undertaken as a condition to or as part of a Qualified Liquidation Event (as defined in Section 3.6):

(a) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing;

(b) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, and (iii) repurchases of stock from former employees, officers, directors or consultants of the Corporation or any subsidiary in connection with the cessation of such employment or engagement pursuant to the terms of any stock option or restricted stock agreement;

(c) acquire the stock or all or a substantial portion of the assets of any other entity for aggregate consideration that exceeds $300,000;

(d) incur indebtedness, including guaranties, letters of credit and capital leases by the Corporation, in excess of $200,000, in the aggregate, or enter into a material amendment to any instrument, document or agreement evidencing such indebtedness;

(e) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation;

(f) engage in a transaction with any holder of Senior Preferred Stock or any of their respective affiliates; provided, however, that this Subsection 3.3(f) shall not apply to (i) a financing transaction involving the issuance or sale of securities of the Corporation by the Corporation in which the holders of Senior Preferred Stock are offered rights to participate in accordance with the preemptive rights afforded to the holders of Senior Preferred Stock under Section 3 of the Fifth Amended and Restated Stockholders’ Agreement, dated May 10, 2013, among the Corporation and the stockholders named therein, as amended from time to time (the “Stockholders Agreement”), and (ii) any compensation arrangement for any officer or director of the Corporation, including the issuance of restricted stock or stock options;

(g) create, or authorize the creation of, or issue or obligate itself to issue shares of, any new class or series of capital stock or increase the authorized number of shares of any class or series of capital stock;

(h) sell, lease, transfer, license or otherwise dispose of, in a single transaction or series of related transactions, any material intellectual property rights of the Corporation, other than non-exclusive licenses entered into in the ordinary course of business; or

(i) increase or decrease the size of the Board in a manner that is not contemplated by the Stockholders Agreement.

3.4 Series B Preferred Stock Protective Provisions. At any time when shares of Series B Preferred Stock representing at least ten percent (10%) of the maximum number of shares of Series B Preferred Stock ever issued (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(a) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that materially and adversely affects the powers,

preferences or rights of the Series B Preferred Stock in a manner unique to the Series B Preferred Stock; or

(b) increase or decrease the total number of authorized shares of Series B Preferred Stock.

3.5 Series A Preferred Stock Protective Provisions. At any time when at least 450,000 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(a) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that materially and adversely affects the powers, preferences or rights of the Series A Preferred Stock in a manner unique to the Series A Preferred Stock; or

(b) increase or decrease the total number of authorized shares of Series A Preferred Stock.

3.6 Qualified Liquidation Event. A “Qualified Liquidation Event” means a Deemed Liquidation Event (a) that results in a total per share payment upon the closing of a Deemed Liquidation Event (including any amounts deposited into escrow) to holders of Series D-1 Preferred Stock of at least five (5) times the Series D-1 Adjusted Original Issue Price, a per share payment to the holders of Series D-2 Preferred Stock of at least five (5) times the Series D-2 Original Issue Price, a per share payment to the holders of Series D-3 Preferred Stock of at least five (5) times the Series D-3 Original Issue Price and a per share payment to the holders of Series E Preferred Stock of at least five (5) times the Series E Original Issue Price (b) in which the other party to the Deemed Liquidation Event is not a holder of Senior Preferred Stock or an affiliate of such holder and (c) that is approved by the Board of Directors, including at least two Senior Preferred Directors and either (i) at least two Independent Directors (as defined in the Stockholders Agreement) or (ii) all of the Independent Directors then serving on the Board of Directors. For purposes of this Certificate of Incorporation, the term “affiliate” with respect to a holder of Senior Preferred Stock means any person, entity or firm which, directly or indirectly, controls, is controlled by or is under common control with such holder and shall also include (I) any investment fund now or hereafter existing which is controlled by or under common control with one or more general partners of the holder or any individual controlling such general partner or which shares the same management company with such holder (an “Affiliated Fund”), (II) any entity of which the holder or Affiliated Fund is a partner, member or stockholder (other than through the ownership of 2% or less of the equity of an entity that is publicly traded), (III) any entity that has (or whose management company, if any, has) an officer, director or general partner that is an officer, director or general partner of the holder or an Affiliated Fund (an “Affiliated Entity”), and (IV) any partner, officer, director, member, stockholder, consultant or employee of the holder, an Affiliated Fund or an Affiliated Entity.

4. Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratio.

(a) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. As of the Series E Original Issue Date (as defined below), the “Series A Conversion Price” shall be equal to $0.50. Such Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(b) Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.54617142 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) by the Series B Conversion Price (as defined below) in effect at the time of conversion. As of the Series E Original Issue Date, the “Series B Conversion Price” shall be equal to $0.54617142. Such Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(c) Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion. As of the Series E Original Issue Date, the “Series C Conversion Price” shall be equal to $0.25. Such Series C Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(d) Each share of Series D-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series D-1 Original Issue Price by the Series D-1 Conversion Price in effect at the time of conversion. As of the Series E Original Issue Date, the “Series D-1 Conversion Price” shall be equal to $0.54617142. Such Series D-1 Conversion Price, and the rate at which shares of Series D-1 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(e) Each share of Series D-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series D-2 Original Issue Price by the Series D-2 Conversion Price in effect at the time of conversion. As of the Series E Original Issue Date, the “Series D-2 Conversion Price” shall be equal to $0.54617142. Such Series D-2 Conversion Price, and the rate at which shares of Series D-2 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(f) Each share of Series D-3 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series D-3 Original Issue Price by the Series D-3 Conversion Price in effect at the time of conversion. As of the Series E Original Issue Date, the “Series D-3 Conversion Price” shall be equal to $0.54617142. Such Series D-3 Conversion Price, and the rate at which shares of Series D-3 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(g) Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series E Original Issue Price by the Series E Conversion Price in effect at the time of conversion. As of the Series E Original Issue Date, the “Series E Conversion Price” shall be equal to $0.62398475. Such Series E Conversion Price, and the rate at which shares of Series E Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2 Termination of Conversion Rights. In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.

The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver to such holder of Preferred Stock, or to such holder’s nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, and cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when any Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action that would cause an adjustment reducing the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D-1 Conversion Price, Series D-2 Conversion Price, Series D-3 Conversion Price or Series E Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of such series of Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D-1 Conversion Price, Series D-2 Conversion Price, Series D-3 Conversion Price or Series E Conversion Price, as applicable.

4.3.3 Effect of Conversion. All shares of Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of the applicable series of Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D-1 Conversion Price, Series D-2 Conversion Price, Series D-3 Conversion Price or Series E Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Series E Original Issue Date” shall mean the date on which the first share of Series E Preferred Stock was issued.

(c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3, deemed to be issued) by the Corporation after the Series E Original Issue Date, other than the following shares of Common Stock, and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively “Exempted Securities”):

(i)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on any shares of Preferred Stock;

(ii)	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)	shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to the Corporation’s 2007 Stock Incentive Plan;

(iv)	shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v)	shares of Common Stock offered to the public pursuant to a Qualified Public Offering; or

(vi)	shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing, real property leasing or technology acquisition transaction approved by the Board of Directors of the Corporation, including at least three Senior Preferred Directors.

4.4.2 No Adjustment of Conversion Price. No adjustment in the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price Series D-1 Conversion Price, Series D-2 Conversion Price, Series D-3 Conversion Price or Series E Conversion Price, as the case may be, shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of (a) a majority of the then outstanding shares of Series A Preferred Stock, (b) a majority of the then outstanding shares of Series B-1 Preferred Stock, (c) a majority of the then outstanding shares of Series B-2 Preferred Stock, (d) at least sixty percent (60%) of the then outstanding shares of Series C Preferred Stock, (e) at least seventy-five percent (75%) of the then outstanding shares of Series D-1 Preferred Stock, (f) at least seventy-five percent (75%) of the then outstanding shares of Series D-2 Preferred Stock, (g) at least seventy-five percent (75%) of the then outstanding shares of Series D-3 Preferred Stock and (h) at least sixty-five percent (65%) of the then outstanding shares of Series E Preferred Stock, as applicable, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Series E Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities that are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D-1 Conversion Price, Series D-2 Conversion Price, Series D-3 Conversion Price or Series E Conversion Price, as the case may be, pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti- dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D-1 Conversion Price, Series D-2 Conversion Price, Series D-3 Conversion Price, or Series E Conversion Price, as applicable, computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto), shall be readjusted to such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D-1 Conversion Price, Series D-2 Conversion Price, Series D-3 Conversion Price or Series E Conversion Price, as applicable, as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of (1) increasing the Series A Conversion Price to an amount that exceeds the lower of (i) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date, (2) increasing the Series B Conversion Price to an amount that exceeds the lower of (i) the Series B Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series B Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date, (3) increasing the Series C Conversion Price to an amount that exceeds the lower of (i) the Series C Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series C Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date, (4) increasing the Series D-1 Conversion Price to an amount that exceeds the lower of (i) the Series D-1 Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series D-1 Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date, (5) increasing the Series D-2 Conversion Price to an amount that exceeds the lower of (i) the Series D-2 Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series D-2 Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date, (6) increasing the Series D-3 Conversion Price to an amount that exceeds the lower of (i) the Series D-3 Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series D-3 Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date or (7) increasing the Series E Conversion Price to an amount that exceeds the lower of (i) the Series E Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series E Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities that are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D-1 Conversion Price, Series D-2 Conversion Price, Series D-3 Conversion Price or Series E Conversion Price, as the case may be, pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D-1 Conversion Price, Series D-2 Conversion Price, Series D-3 Conversion Price or Series E Conversion Price, as applicable, then in effect, or because such Option or

Convertible Security was issued before the Series E Original Issue Date), are revised after the Series E Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D-1 Conversion Price, Series D-2 Conversion Price, Series D-3 Conversion Price or Series E Conversion Price pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D-1 Conversion Price, Series D-2 Conversion Price, Series D-3 Conversion Price or Series E Conversion Price, as applicable, shall be readjusted to such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D-1 Conversion Price, Series D-2 Conversion Price, Series D-3 Conversion Price or Series E Conversion Price, as so adjusted, as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D-1 Conversion Price, Series D-2 Conversion Price, Series D-3 Conversion Price or Series E Conversion Price, as the case may be, provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D-1 Conversion Price, Series D-2 Conversion Price, Series D-3 Conversion Price or Series E Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D-1 Conversion Price, Series D-2 Conversion Price, Series D-3 Conversion Price or Series E Conversion Price, as applicable, that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D-1 Conversion Price, Series D-2 Conversion Price, Series D-3 Conversion Price or Series E Conversion Price Upon Issuance of Additional Shares of Common Stock.

(a) In the event the Corporation shall at any time after the Series E Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D-1 Conversion Price, Series D-2 Conversion Price, Series D-3 Conversion Price or Series E Conversion Price in effect immediately prior to such issue, then each applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = (CP1 * (A + B)) ÷ (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

(i)	“CP2” shall mean the applicable Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(ii)	“CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(iii)	“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(iv)	“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D-1 Conversion Price, Series D-2 Conversion Price, Series D-3 Conversion Price or Series E Conversion Price, as applicable (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D-1 Conversion Price, Series D-2 Conversion Price, Series D-3 Conversion Price or Series E Conversion Price, as applicable); and

(v)	“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)	the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)

the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D-1 Conversion Price, the Series D-2 Conversion Price, the Series D-3 Conversion Price or the Series E Conversion Price, as the case may be, pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D-1 Conversion Price, the Series D-2 Conversion Price, the Series D-3 Conversion Price or the Series E Conversion Price, as applicable, shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series E Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D-1 Conversion Price, the Series D-2 Conversion Price, the Series D-3 Conversion Price and the Series E Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of each such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series E Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D-1 Conversion Price, the Series D-2 Conversion Price, the Series D-3 Conversion Price and the Series E Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series E Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D-1 Conversion Price, the Series D-2 Conversion Price, the Series D-3 Conversion Price and the Series E Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D-1 Conversion Price, the Series D-2 Conversion Price, the Series D-3 Conversion Price and the Series E Conversion Price, respectively, then in effect by a fraction:

(1)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)	the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D-1 Conversion Price, the Series D-2 Conversion Price, the Series D-3 Conversion Price and the Series E Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D-1 Conversion Price, the Series D-2 Conversion Price, the Series D-3 Conversion Price and the Series E Conversion Price, respectively, shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Series A Preferred Stock, Series B Preferred Stock or Senior Preferred Stock, as the case may be, simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock, Series B Preferred Stock or Senior Preferred Stock, respectively, had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series E Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock, Series B Preferred Stock and Senior Preferred Stock, as the case may be, shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Senior Preferred Stock, respectively, had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.5, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock, Series B Preferred Stock or Senior Preferred Stock, as the case may be) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock, Series B Preferred Stock and Senior Preferred Stock, as applicable, shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property that a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock, Series B Preferred Stock and Senior Preferred Stock, as applicable, immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, Series B Preferred Stock and Senior Preferred Stock, as applicable, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D-1 Conversion Price, the Series D-2 Conversion Price, the Series D-3 Conversion Price and the Series E Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock and Senior Preferred Stock.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D-1 Conversion Price, the Series D-2 Conversion Price, the Series D-3 Conversion Price or the Series E Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock or Senior Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock, Series B Preferred Stock or Senior Preferred Stock, as applicable, is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D-1 Conversion Price, the Series D-2 Conversion Price, the Series D-3 Conversion Price and the Series E Conversion Price, as applicable, then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property that then would be received upon the conversion of Series A Preferred Stock, Series B Preferred Stock or Senior Preferred Stock, as applicable.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of any series of Preferred Stock) fix the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock or Senior Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock, the Series B Preferred Stock, the Senior Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (i) at a price per share to the public, which when multiplied by the total number of shares of Common Stock then outstanding or then issuable upon conversion of outstanding Preferred Stock immediately prior to the consummation of the offering, exceeds $75,000,000 and (ii) which results in at least $40,000,000 of gross proceeds to the Corporation (a “Qualified Public Offering”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of shares of the Senior Preferred Stock, representing at least seventy-five percent (75%) of the combined voting power of the outstanding shares of the Senior Preferred Stock, voting together as a single class in accordance with Section 3.1 (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate for each series of Preferred Stock and (ii) such shares may not be reissued by the Corporation.

5.2 Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer; in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

5.3 Special Mandatory Conversion. In the event that:

(a) pursuant to Section 2.2 or Section 2.3 of the Series E Convertible Preferred Stock Purchase Agreement, dated on or about the date of filing of this Seventh Amended and Restated Certificate of Incorporation, among the Corporation and the purchasers of Series E Preferred Stock named therein (the “Purchase Agreement”), the Corporation issues and sells additional shares of

Series E Preferred Stock at the Second Closing or the Third Closing, as the case may be (each as defined in the Purchase Agreement) (each a “Mandatory Offering”);

(b) the Corporation shall have delivered a written notice to each Purchaser (as defined in the Purchase Agreement): (i) stating that the Corporation will be issuing and selling additional shares of Series E Preferred Stock in such Mandatory Offering and (ii) indicating the number of shares of Series E Preferred Stock that such Purchaser is obligated to purchase at such Mandatory Offering pursuant to the Purchase Agreement (the “Allocated Shares”); and

(c) such Purchaser does not purchase his, her or its Allocated Shares at such Mandatory Offering (such Purchaser being referred to herein as a “Non-Participating Purchaser”),

then, upon the closing of such Mandatory Offering (the “Special Mandatory Conversion Time”), all shares of Preferred Stock held by such Non-Participating Purchaser shall automatically and without further action on the part of the Corporation or such Non-Participating Purchaser be converted into one-tenth (1/10th) the number of shares of Common Stock into which such shares of Preferred Stock are then otherwise convertible (a “Special Mandatory Conversion”). Each Non-Participating Purchaser shall surrender his, her or its certificate or certificates for all such shares of Preferred Stock (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer; in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to this Subsection 5.3, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Special Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.3. As soon as practicable after the Special Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock or Series E Preferred Stock, as applicable, accordingly.

6. Redemption.

6.1 Redemption.

6.1.1 Shares of Senior Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price equal to the Series C Adjusted Original Issue Price, Series D-1 Adjusted Original Issue Price, Series D-2 Original Issue Price, Series D-3 Original Issue Price or Series E Original Issue Price, as applicable, plus any dividends declared but unpaid thereon

(the “Senior Redemption Price”), in three annual installments commencing 60 days after receipt of a written notice by the Corporation at any time on or after May 10, 2018, from the holders of shares of Senior Preferred Stock representing at least seventy-five percent (75%) of the combined voting power of the outstanding Senior Preferred Stock, voting as a single class in accordance with Subsection 3.1, which notice requests redemption of all shares of Senior Preferred Stock (the date of each such installment being referred to as a “Senior Preferred Redemption Date”).

6.1.2 Shares of Series A Preferred Stock and Series B Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price equal to $0.6581 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock or the Series B Preferred Stock, as applicable) plus any dividends declared but unpaid thereon (the “Series A/B Redemption Price”, and together with the Senior Redemption Price, the “Redemption Price”), in three annual installments commencing 60 days after receipt of a written notice by the Corporation at any time on or after May 10, 2018, from the holders of shares of Series A Preferred Stock and Series B Preferred Stock representing at least sixty percent (60%) of the combined voting power of the outstanding Series A Preferred Stock and Series B Preferred Stock, voting as a single class, which notice requests redemption of all shares of Series A Preferred Stock and Series B Preferred Stock (the date of each such installment being referred to as a “Series A/B Redemption Date” and collectively with the Senior Preferred Redemption Date, the “Redemption Dates”).

6.1.3 On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of each series of Preferred Stock owned by each holder, that number of outstanding shares of such series of Preferred Stock determined by dividing (i) the total number of shares of such series of Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, (A) if the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Senior Preferred Stock to be redeemed on such Redemption Date, the Corporation shall redeem on such Redemption Date a pro rata portion of each holder’s shares of Senior Preferred Stock to the fullest extent of such funds, based on the respective amounts that would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares of Senior Preferred Stock to have been redeemed on such Redemption Date as soon as practicable after the Corporation has funds legally available therefor, (B) the Corporation shall not redeem any shares of Series A Preferred Stock or Series B Preferred Stock unless and until (x) all shares of Senior Preferred Stock then outstanding have been redeemed pursuant to this Section 6 or (y) the Corporation has sufficient funds legally available, reserved and set aside to redeem all shares of Senior Preferred Stock then outstanding at the applicable Redemption Price, and (C) if the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed on such Redemption Date (after giving effect to the preceding clause (B)), the Corporation shall redeem on such Redemption Date, a pro rata portion of each holder’s shares of Series A Preferred Stock and Series B Preferred Stock to the fullest extent of such funds, based on the respective amounts that would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series A Preferred Stock and Series B Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

6.2 Redemption Notice. Written notice of a mandatory redemption (the “Redemption Notice”) shall be sent to each holder of record of Series A Preferred Stock and Series B Preferred Stock or Senior Preferred Stock, as applicable, not less than 40 days prior to each Redemption Date. Each Redemption Notice shall state:

(a) the number of shares of Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(b) the Redemption Date and the Redemption Price for shares of Preferred Stock to be redeemed;

(c) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and

(d) that the holder is to surrender to the Corporation, in the manner and at the place designated, such holder’s certificate or certificates representing the shares of Preferred Stock to be redeemed.

6.3 Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised such holder’s right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall promptly be issued to such holder .

6.4 Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

7. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

8. Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Series A Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived on behalf of all holders of Series B Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Series B Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Senior Preferred Stock set forth herein may be waived on behalf of all holders of Senior Preferred Stock by the affirmative written consent or vote of the holders of at least seventy-five percent (75%) of the combined voting power of the shares of Senior Preferred Stock then outstanding, voting as a single class in accordance with Subsection 3.1.

9. Preemptive Rights. Each holder of Preferred Stock shall be entitled to the preemptive rights provided for in Section 3 of the Stockholders Agreement on, and subject to, the terms set forth therein to the extent that such holder is a party to the Stockholders Agreement and entitled to such preemptive rights thereunder.

10. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B. Election of directors need not be by written ballot.

C. The Board of Directors is expressly authorized to adopt, amend, alter or repeal the Bylaws of the Corporation.

SIXTH: Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

SEVENTH: The Corporation shall provide indemnification as follows:

1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner that Indemnitee reasonably believed to be in, or not opposed to, the best interests of the

Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) that the Court of Chancery of Delaware shall deem proper.

3. Indemnification for Expenses of Successful Party. Notwithstanding any other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article SEVENTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith.

4. Notification and Defense of Claim. As a condition precedent to an Indemnitee’s right to be indemnified, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section 4. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify Indemnitee under this Article SEVENTH for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

5. Advance of Expenses. Subject to the provisions of Section 6 of this Article SEVENTH, in the event of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys’ fees) incurred by or on behalf of an Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article; and further provided that no such advancement of expenses shall be made under this Article SEVENTH if it is determined (in the manner described in Section 6) that (i) Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his or her conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article SEVENTH, an Indemnitee shall submit to the Corporation a written request. Any such advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of Indemnitee, unless (i) the Corporation has assumed the defense pursuant to Section 4 of this Article SEVENTH (and none of the circumstances described in Section 4 of this Article SEVENTH that would nonetheless entitle the Indemnitee to indemnification for the fees and expenses of separate counsel have occurred) or (ii) the Corporation determines within such 60-day period that Indemnitee did not meet the applicable standard of conduct set forth in Section 1, 2 or 5 of this Article SEVENTH, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 1 or 2 only as authorized in the specific case upon a determination by the Corporation that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

7. Remedies. The right to indemnification or advancement of expenses as granted by this Article shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article SEVENTH that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee’s expenses (including attorneys’ fees) reasonably incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

8. Limitations. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 of this Article SEVENTH, the Corporation shall not indemnify an Indemnitee pursuant to this Article SEVENTH in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

9. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

10. Corporate Opportunity. Pursuant to Section 122(17) of the General Corporation Law of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee or consultant of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in connection with such Covered Person’s capacity as a director of the Corporation.

11. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

12. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which Indemnitee is entitled.

13. Insurance. The Corporation shall purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation,

partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

14. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

15. Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Seventh Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Seventh Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

*    *    *

4. That this Seventh Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law.

5. That this Seventh Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 and 245 of the General Corporation Law.

[Signature page follows]

IN WITNESS WHEREOF, this Seventh Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 10th day of May, 2013.

By:	/s/ Jodie P. Morrison
Jodie P. Morrison
Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TOKAI PHARMACEUTICALS, INC.

Pursuant to Section 242

of the General Corporation Law of

the State of Delaware

Tokai Pharmaceuticals, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

The Board of Directors of the Corporation (hereinafter called the “Board”), acting in accordance with Section 242 of the General Corporation Law of the State of Delaware, duly adopted a resolution at a meeting of the Board of Directors setting forth an amendment to the Corporation’s Seventh Amended and Restated Certificate of Incorporation, (the “Certificate of Incorporation”), and declaring said amendment to be advisable. Said amendment has been duly approved by the written consent of the Corporation’s stockholders in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment to the Certificate of Incorporation is as follows:

RESOLVED:

That the Certificate of Incorporation be and hereby is amended by deleting the first paragraph of Article FOURTH in its entirety and substituting therefor the following:

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 177,408,438 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 155,586,141 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”), of which 4,500,000 shares have been designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”), 798,067 shares have been designated as Series B-l Convertible Preferred Stock (“Series B-l Preferred Stock”), 1,503,819 shares have been designated as Series B-2 Convertible Preferred Stock (“Series B-2 Preferred Stock,” and together with the Series B-l Preferred Stock, the “Series B Preferred Stock,”), 15,999,998 shares have been designated as Series C Convertible Preferred Stock (“Series C Preferred Stock”), 29,294,828 shares have been designated as Series D-l Convertible Preferred Stock (“Series D-l Preferred Stock”), 3,661,846 shares have been designated as Series D-2 Convertible Preferred Stock (“Series D-2 Preferred Stock”), 42,935,192 shares have been designated as Series D-3 Convertible Preferred Stock (“Series D-3 Preferred Stock,” and together with the Series D-l Preferred Stock and the Series D-2 Preferred Stock, the “Series D Preferred Stock”), and 56,892,391 shares have been designated as Series E Convertible Preferred Stock (“Series E Preferred Stock”). The Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock are collectively referred to as the “Senior Preferred Stock,” and the Senior Preferred Stock and the Series A Preferred Stock and the Series B Preferred Stock are collectively referred to as the “Preferred Stock.”

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation to be signed by its Chief Executive Officer on this 27th day of February, 2014.

TOKAI PHARMACEUTICALS, INC.

By:	/s/ Jodie P. Morrison
By: Jodie P. Morrison
Title: Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TOKAI PHARMACEUTICALS, INC.

Pursuant to Section 242

of the General Corporation Law of

the State of Delaware

Tokai Pharmaceuticals, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

The Board of Directors of the Corporation (hereinafter called the “Board”), acting in accordance with Section 242 of the General Corporation Law of the State of Delaware, duly adopted a resolution at a meeting of the Board of Directors setting forth an amendment to the Corporation’s Seventh Amended and Restated Certificate of Incorporation, (the “Certificate of Incorporation”), and declaring said amendment to be advisable. Said amendment has been duly approved by the written consent of the Corporation’s stockholders in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment to the Certificate of Incorporation is as follows:

RESOLVED:

That the Certificate of Incorporation be and hereby is amended by deleting the first paragraph of Article FOURTH in its entirety and substituting therefor the following:

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 178,408,438 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 155,586,141 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”), of which 4,500,000 shares have been designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”), 798,067 shares have been designated as Series B-1 Convertible Preferred Stock (“Series B-1 Preferred Stock”), 1,503,819 shares have been designated as Series B-2 Convertible Preferred Stock (“Series B-2 Preferred Stock,” and together with the Series B-1 Preferred Stock, the “Series B Preferred Stock,”), 15,999,998 shares have been designated as Series C Convertible Preferred Stock (“Series C Preferred Stock”), 29,294,828 shares have been designated as Series D-1 Convertible Preferred Stock (“Series D-1 Preferred Stock”), 3,661,846 shares have been designated as Series D-2 Convertible Preferred Stock (“Series D-2 Preferred Stock”), 42,935,192 shares have been designated as Series D-3 Convertible Preferred Stock (“Series D-3 Preferred Stock,” and together with the Series D-1 Preferred Stock and the Series D-2 Preferred Stock, the “Series D Preferred Stock”), and 56,892,391 shares have been designated as Series E Convertible Preferred Stock (“Series E Preferred Stock”). The Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock are collectively referred to as the “Senior Preferred Stock,” and the Senior Preferred Stock and the Series A Preferred Stock and the Series B Preferred Stock are collectively referred to as the “Preferred Stock.”

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation to be signed by its Chief Executive Officer on this 17th day of April, 2014.

TOKAI PHARMACEUTICALS, INC.

By:	/s/ Jodie P. Morrison
Name:	Jodie P. Morrison
Title:	Chief Executive Officer